Exhibit 10.4

AMENDMENT

TO

PERFORMANCE AWARDS

This AMENDMENT TO PERFORMANCE AWARDS dated as of June 21, 2022 (this “Amendment”) is entered into by and between U.S. WELL SERVICES, INC., a Delaware corporation (“Company”), and the undersigned recipient (the “Participant”) of one or more Performance Awards (Pool A) (each, a “Pool A Performance Award”) and/or one or more Performance Awards (Pool B) (each, a “Pool B Performance Award”), each granted under the U.S. Well Services, Inc. Amended and Restated 2018 Stock Incentive Plan (as amended, the “Plan”).

WHEREAS, on June 21, 2022, the Company, ProFrac Holding Corp., a Delaware corporation (“Parent”), and Thunderclap Merger Sub I, Inc., a Delaware corporation (“Merger Sub”), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub Inc. with and into the Company, with the Company surviving the merger as the surviving corporation pursuant to the terms and conditions of the Merger Agreement; and

WHEREAS, the Company and Participant desire to amend each Pool A Performance Award and/or Pool B Performance Award granted to and held by Participant as set forth in greater detail and subject to the terms and conditions outlined in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

1. Capitalized Terms. Capitalized terms used in this Amendment without definition that are defined in the Merger Agreement shall have the same meanings herein as therein.

2. Payment Upon Merger. Each Pool A Performance Award and Pool B Performance Award (collectively, the “Awards”) granted to and held by Participant is hereby amended by adding the following:

Notwithstanding anything to the contrary herein, conditioned upon the consummation of the Merger, immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Participant, (i) each then-outstanding Pool A Award granted to and held by Participant shall be cancelled and converted into the right to receive the Merger Consideration payable pursuant to Section 3.2 of the Merger Agreement with respect to the number of Pool A Amended Payout Shares subject to such Pool A Performance Award, and (ii) each then-outstanding Pool B Award granted to and held by Participant shall be cancelled and converted into the right to receive the Merger Consideration payable pursuant to Section 3.2 of the Merger Agreement with respect to the number of Pool B Amended Payout Shares subject to such Pool B Performance Award, in each of clauses (i) and (ii), payable at the time specified therein without any interest thereon and less applicable Tax withholding.

3. Termination. Notwithstanding anything to the contrary herein, in the event the Merger Agreement is terminated prior to the consummation of the Merger, this Amendment shall terminate.

4. Miscellaneous.

(a) This Amendment and any covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Except as otherwise expressly set forth herein, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the provisions of the Awards which shall remain in full force and effect as of the date hereof. Without limiting the generality of the foregoing, any vesting or forfeiture conditions applicable to such Awards shall continue in accordance with their terms from and after the date of this Agreement.

(c) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. The words “execution,” “signed,” “signature,” and words of similar import in this Amendment shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA.

(d) This Amendment shall be governed by the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with the Awards.

(e) This Amendment is intended to comply with Section 409A of the Code, including compliance with the payment times as provided in Awards prior to this Amendment to the extent required by Section 409A of the Code. Nothing in this Amendment shall be construed to change the time or form of payment for purposes of Section 409A of the Code.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:

U.S. WELL SERVICES, INC.

By
Name:
Title:

PARTICIPANT:

By
Name:

Signature Page to Performance Award Amendment